Exhibit 99.1

Allied Nevada Reports Continued Drilling Success and Discovery of the Franco

Zone at Hasbrouck with Results Including 97 Meters of 2.3 g/t Gold and 34 g/t

Silver (3.1 g/t Gold Equivalent)

July 19, 2011 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (NYSE-A: ANV; TSX: ANV) is pleased to provide highlights from recent drilling at its wholly owned Hasbrouck project located five miles south of Tonopah, Nevada. Recent assay results indicate the discovery of two new zones of higher grade gold and silver mineralization east of the Saddle Zone.

The Franco Zone was discovered in a core hole (hole 68) drilled 530 meters southeast of the Saddle Zone highlighted by 97 meters of 2.3 g/t Au1 and 34 g/t Ag1 (3.1 g/t AuEq2). This hole was drilled to the northwest, targeting both a mapped major structure and historic anomalous assays. Confirmation and step-out core drilling is underway to test both the continuity and geologic interpretation of the zone. Mineralization occurs in structurally and hydrothermally brecciated silicified rock, with veins and disseminated mineralization present.

An additional zone of high-grade mineralization was identified through holes 69 and 71. These holes were angle-drilled to the west to test the continuity of multi-gram gold surface samples in banded veins. Hole 71 encountered 187 meters of mineralization from surface grading 1.1 g/t Au and 17 g/t Ag (1.4 g/t AuEq) and 5 meters grading 2.7 g/t Au and 44 g/t Ag (3.4 g/t AuEq), which may be part of a feeder system to the Saddle Zone.

Holes 64 and 65 were drilled on the east side of the hill and encountered intervals of mineralization at or above current resource grades, with higher grades encountered near surface. This area has not previously been well tested and has the potential to extend the known resource to the east and at depth.

Allied Nevada is in the progress of following up on these new zones to determine the extent of the zones to the north, south and at depth.

The Company has commenced the first phase of the Klondike Flats drill program in the southern part of the 17 square mile district land position. The focus of this initial phase of drilling will be to test outcropping zones of epithermal alteration, which is coincident with geophysical anomalies.

“This recent drilling validates our belief that the structural setting is favorable for additional high-grade zones within a halo of disseminated mineralization. We continue to be encouraged with the drill results we are encountering as they present new opportunities for potential operating scenarios at Hasbrouck,” commented Dave Flint, Vice President, Exploration. “We are excited to have begun drilling on the regional Klondike Flats targets to the south for the additional potential this area may bring to the project.”

Hasbrouck mineralization was deposited by an epithermal hot-spring system and is accompanied by pervasive silicification and oxidization, with associated adularia and pyrite. The high-grade mineralization is hosted in intensely silicified, veined, and hydrothermally brecciated sedimentary and tuffaceous volcanic rocks.

1.	Au = gold, Ag = silver
2	Gold equivalent is calculated gold and silver prices of $1,500 and $35 (42.9:1) to represent near to spot prices and also using $800 and $14, (57.1:1), which is the ratio Allied Nevada uses for long-term planning and resource estimation purposes.

The property is located approximately 50 miles south of the Round Mountain open pit mine, a joint venture between Kinross Gold Corporation and Barrick Gold Corporation.

The following table includes significant intercepts encountered at Hasbrouck:

Hole Id	From meters	To meters	Thickness meters	Grade (g/t)
				Gold	Silver	Gold Equivalent
						Spot - $1,500 Au/$35 Ag	$800 Au/$14 Ag
HSB11-064	5	72	67	1.0	5	1.1	1.1
HSB11-065	79	184	105	0.5	7	0.7	0.6
and	207	283	76	0.6	21	1.1	1.0
HSB11-068	152	228	97	2.3	34	3.1	2.9
HSB11-069	0	105	105	1.2	18	1.6	1.5
HSB11-070	0	106	106	0.8	20	1.3	1.2
HSB11-071	0	187	187	1.1	17	1.5	1.4
and	335	366	30	0.6	21	1.1	1.0

Allied Nevada maintains a strict quality control program at all of its projects. Drill samples are picked up on site and validated by Allied Nevada geologists to be shipped to ALS Chemex’s assaying laboratories in Reno, Nevada. Gold analysis is conducted on 1-assay ton prepped samples with gold determined using industry standard fire assay methods and gravimetric finish. Primary silver analysis is determined by the 1-assay ton gravimetric method.

The technical information contained in this news release has been prepared under the supervision of Kevin Kunkel, Manager of Regional Exploration for Allied Nevada Gold Corp. (AIPG Certified Professional Geologist #11139), who is a Qualified Person as defined by National Instrument 43-101.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hasbrouck; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hasbrouck; resource estimates; estimates of gold and silver grades; expected timing and results of our resource update and preliminary economic assessment; our planned exploration program for 2011 and the expected benefits therefrom; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources

This press release uses the terms “measured”, “indicated” and “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The terms “contained ounces of gold” and “contained ounces of silver” used in this press release are not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable, or that any part or all of mineral deposits in these categories will ever be converted into reserves.

The technical contents of this news release have been prepared under the supervision of Kevin W. Kunkel, Manager of Regional Exploration for Allied Nevada, who is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hasbrouck NI 43-101 Technical Report dated August 14, 2006 and filed with SEDAR at www.sedar.com.